EXHIBIT 12

Eugene Trowbridge, CCIM

Partner
_______________

Jillian Sidoti, CCIM

Partner

_______________

Nancee Tegeder

Associate Attorney

Jonathan Nieh

Associate Attorney

 _______________

_______________

Mailing Address:

38977 Sky Canyon Drive

Suite 101

Murrieta CA, 92563

Email:

company@crowdfundinglawyers.net

Office:

(323) 799-1342

Website:

www.CrowdfundingLawyers.net

December 18, 2018

Re: Offering Circular for Elegance Spirits, Inc. on Form 1-A

To whom it may concern:

I have been retained by Elegance Spirits, Inc. (the "Company"), in connection with the Offering Circular (the "Offering Circular") on Form 1-A, relating to the offering of 5,000,000 Non-Voting Shares of Common Stock (“Shares”) to be sold. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Offering Circular will be validly issued, fully paid, and non-assessable. The purchasers of the securities will have no obligation to make payments to the Company other than the price for the securities. Purchasers will not have any obligations to creditors of the Company due to the purchasers’ ownership of the Shares.

In connection with the request, I have examined the following:

1. Articles of Incorporation of the Company;

2. Bylaws of the Company; and

3. The Offering Circular

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Offering Circular are validly authorized and will be validly issued, fully paid and non-assessable.

//

I hereby consent to the filing of this opinion as an exhibit and to the Offering Circular and to the reference to our firm under “Experts” in the related Offering Circular. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Jillian Ivey Sidoti, Esq.